Exhibit 23.2
CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.
     We hereby consent to the use of our reports dated December 3, 2008 regarding Torch Energy Royalty Trust interest for the year ended December 31, 2007 and to reference to our firm included in this Form 10-K.

Netherland, Sewell and Associates, Inc.
By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas
December 29, 2008